EXHIBIT 5.1

                            Kutak Rock LLP Letterhead

                                 August 25, 2006

iSecureTrac Corp.
5078 S. 111th Street
Omaha, Nebraska 68137

      Re: iSecureTrac Corp. Registration Statement on Form S-8 for Offering of 537,375 Shares of Common Stock

Ladies and Gentlemen:

      We have represented iSecureTrac Corp., a Delaware corporation (the "Company") in connection with the preparation and filing of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), of 537,375 shares of the Company's common stock that may be issued pursuant to various stock options granted to executive officers of the Company which are listed as exhibits to the Registration Statement (the "Options"). In connection therewith, we have reviewed the terms of the Options and such other records and documents of the Company as we determined to be necessary. Based on the foregoing we are of the opinion that such shares, when issued pursuant to the provisions of such Options, will be validly issued, fully paid and nonassessable shares of the Company's common stock.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Options or the Company's common stock.


                                        Very truly yours



                                        Kutak Rock LLP